Unknown;KeywordsCIM Alpha 11.28.01.DOC

SUBJECT TO REVISION
COMPUTATIONAL MATERIALS

TERM SHEET

November 1, 2006

$[770,948,000] (+/- 10%)

(Approximate)

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES AMQ 2006-HE7

CLASS A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 AND M9 CERTIFICATES

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES AMQ 2006-HE7

Issuer

ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

Mortgage Originators

Servicer

**Subject to Revision**

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES AMQ 2006-HE7

Disclaimer

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-131465.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The information in the accompanying term sheet supplement and the prospectus that the issuer has filed with the SEC (which you may get for free by visiting EDGAR on the SEC website at www.sec.gov) should be reviewed in connection with this term sheet.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Structure Summary

Asset Backed Securities Corporation Home Equity Loan Trust,

           Series AMQ 2006-HE7

Offered Certificates

Class	Approx. Class Size ($)	Tranche Type	Expected Ratings S/M/F/D(1)	Expected WAL (YRS)(2)	Expected First Principal Pay Month(2)	Expected Last Principal Pay Month(2)
A2(3)	[280,671,000]	Senior / FLT	[AAA/Aaa/AAA/AAA]	1.00	1	22
A3(3)	[85,375,000]	Senior / FLT	[AAA/Aaa/AAA/AAA]	2.00	22	26
A4(3)	[151,352,000]	Senior / FLT	[AAA/Aaa/AAA/AAA]	3.25	26	74
A5(3)	[37,488,000]	Senior / FLT	[AAA/Aaa/AAA/AAA]	6.31	74	76
M1(3)	[60,299,000]	Mezz / FLT	[AA+/Aa1/AA+/AA (high)]	3.75	41	50
M2(3)	[51,366,000]	Mezz / FLT	[AA/Aa2/AA/AA]	5.18	50	76
M3(3)	[14,510,000]	Mezz / FLT	[AA-/Aa2/AA-/AA (low)]	6.32	76	76
M4(3)	[24,007,000]	Mezz / FLT	[A+/A1/A+/A (high)]	4.45	40	76
M5(3)	[20,099,000]	Mezz / FLT	[A/A2/A/A]	4.42	39	76
M6(3)	[10,608,000]	Mezz / FLT	[A-/A2/A-/A (low)]	4.40	39	76
M7(3)	[12,283,000]	Mezz / FLT	[BBB+/A3/BBB+/BBB (high)]	4.40	38	76
M8(3)	[10,049,000]	Mezz / FLT	[BBB/Baa1/BBB/BBB]	4.37	38	76
M9(3)	[12,841,000]	Mezz / FLT	[BBB-/Baa2/BBB-/BBB (low)]	4.37	38	76
Total	[770,948,000]

Non-Offered Certificates

Class	Approx. Class Size ($)	Tranche Type	Expected Ratings S/M/F/D(1)	Expected WAL (YRS)(2)	Expected First Principal Pay Month(2)	Expected Last Principal Pay Month(2)
A1(3)	[296,517,000]	Senior / FLT	[AAA/Aaa/AAA/AAA]	2.20	1	76
M10(3)	[14,516,000]	Mezz / FLT	[BB+/Ba1/BB+/BB (high)]	4.36	37	76
M11(3)	[15,074,000]	Mezz / FLT	[BB/Ba2/BB/BB]	4.29	37	76
Total	[326,107,000]

(1)

Standard & Poor’s, Moody’s, Fitch Ratings and Dominion Bond Rating Service.

(2)

To 10% Optional Redemption at the Pricing Speed.

(3)

The Certificates will accrue interest at a rate based on LIBOR plus a margin, subject to the related Net WAC Cap Rate.  The margin on the Class A Certificates will double and the margin on the Class M Certificates will be equal to 1.5 times the original margin on the Distribution Date after the first possible Optional Redemption Date, subject to the Maximum Cap Rate.

Summary of Terms

Cut-off Date:	November [1], 2006
Expected Pricing:	On or about November [3], 2006
Mortgage Originators:	Argent Mortgage Company, LLC and Ameriquest Mortgage Company. See Annex 1 for information regarding the Mortgage Originators and their underwriting guidelines.
Issuer:	Asset Backed Securities Corporation Home Equity Loan Trust, Series AMQ 2006-HE7
Depositor:	Asset Backed Securities Corporation
Seller:	DLJ Mortgage Capital, Inc.
Expected Settlement:	On or about November [30], 2006 (the “Closing Date")
Legal Final Maturity:	[November] 25, 2036
Servicer:	Select Portfolio Servicing, Inc. See Annex 2 for information regarding the Servicer.
Custodian:	U.S. Bank National Association
Trustee:	U.S. Bank National Association
Lead Underwriter:	Credit Suisse Securities (USA) LLC
Co-Manager:	TBD
Swap Provider:	Credit Suisse International (CSi)
Swap Provider Ratings:	CSi Credit Ratings Rating Standard & Poor’s Fitch Moody’s Short-Term [A-1+] [F1+] [P-1] Long-Term [AA-] [AA-] [Aa3]
Record Date:	With respect to any Distribution Date, for each class of Offered Certificates, will be the business day immediately preceding the Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing on December 26, 2006.
Interest Accrual:

Interest on each class of Certificates will accrue for each period beginning on the prior Distribution Date and ending the day preceding the current Distribution Date; or in the case of the first accrual period from the Closing Date to the day preceding the first Distribution Date.  Interest will be paid on the basis of the actual number of days during the accrual period, with a 360-day year.

ERISA:

All of the Offered Certificates, other than the Class M10 and Class M11 Certificates, are expected to be ERISA eligible.  During the period the Swap Agreement is outstanding, plan investors will be required to represent that they have available either a statutory exemption or certain exemptions based upon the identity of the plan or fiduciary making the investment decisions on behalf of the plan.

SMMEA:	No Class of Offered Certificates is expected to be SMMEA eligible.
Tax Status:	Multiple REMICs for federal income tax purposes.
Servicing Fee Rate:	The servicing fee of 0.50% per annum will be paid before current interest on all Certificates.
Loan Performance Advisor:	Office Tiger Global Real Estate Services (f/k/a MortgageRamp, Inc.)
Loan Performance Advisor Fee Rate:	The Loan Performance Advisor Fee Rate of 0.0150% per annum (“LPA Fee Rate”) will be paid before current interest on all Certificates.
Trustee Fee:	Compensation to the Trustee will consist of investment income earned on amounts in the distribution account prior to any Distribution Date.
Administrative Fee Rate:	The sum of the (a) Servicing Fee Rate (0.50% per annum) and (b) LPA Fee Rate (0.0150% per annum).
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of a fixed-rate Mortgage Loan) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Redemption:

The holder of a majority interest in the Class X Certificates (if such certificateholder is not an affiliate of the Depositor or the Seller or if the Class X Certificates have not been pledged to secure an issuance of notes) will (subject to the terms of the Pooling Agreement) have the option to direct the Servicer to purchase all of the Mortgage Loans and thereby effect the early retirement of the certificates and terminate the Trust, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (an “Optional Redemption Date”). On any such Distribution Date, if such Class X certificateholder does not exercise its option to purchase all of the Mortgage Loans, the right to purchase all of the Mortgage Loans will pass to the Servicer.

Prepayment Period:

With respect to any Distribution Date and (i) principal payments in full, will be the period commencing on the 16th day in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the calendar month in which such Distribution Date falls and (ii) principal payments in part, will be the calendar month preceding the month in which such Distribution Date falls.

Credit Enhancement:	Excess Interest. Net Swap Payments received from the Swap Provider (if any). Overcollateralization ("OC"). Subordination.
Initial Overcollateralization Target Percentage:	Approximately [1.75]%.
Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.
Certificate Rating:

It is a condition to the issuance of the Certificates that they receive the following ratings:

[Class / Rating Agency

S&P

Moody’s

Fitch

DBRS

A1

AAA

Aaa

AAA

AAA

A2

AAA

Aaa

AAA

AAA

A3

AAA

Aaa

AAA

AAA

A4

AAA

Aaa

AAA

AAA

A5

AAA

Aaa

AAA

AAA

M1

AA+

Aa1

AA+

AA (high)

M2

AA

Aa2

AA

AA

M3

AA-

Aa2

AA-

AA (low)

M4

A+

A1

A+

A (high)

M5

A

A2

A

A

M6

A-

A2

A-

A (low)

M7

BBB+

A3

BBB+

BBB (high)

M8

BBB

Baa1

BBB

BBB

M9

BBB-

Baa2

BBB-

BBB (low)

M10

BB+

Ba1

BB+

BB (high)

M11

BB

Ba2

BB

BB]

Registration:	Book-entry form through DTC, Clearstream and Euroclear.
P&I Advances:

Unless the Servicer determines that any proposed advance is not recoverable from future payments or collections on the related mortgage loan, the Servicer will be required to advance scheduled payments of principal and interest on such mortgage loan if such scheduled payment is not received.

Compliance:

It is expected that no mortgage loan will be subject to the Home Ownership Equity Protection Act (Section 32 Loans) or will be in violation of any comparable local, state or federal law.   It is expected that all mortgage loans will have been originated in accordance with applicable local, state or federal law and will not be considered “High Cost” or “covered”, as defined in the applicable local, state or federal predatory and abusive lending laws.  The Seller and the Mortgage Originators will make representations and warranties to the Trust to this effect.

Pricing Speed:

Fixed Rate:

115% PPC: (100% PPC: 4% - 20% CPR over 12 months, remaining at 20% CPR thereafter).

ARM:

100% PPC: (100% PPC: 4% - 28% CPR over 12 months, remaining at 28% CPR until month 24, remaining at 55% CPR from month 25 to 28, remaining at 35% CPR thereafter (capped at 90% CPR)).

Certificates:

Group I Certificates:

Class A1 Certificates

Group II Certificates:

Class A2, Class A3, Class A4 and Class A5 Certificates

Class A Certificates:

Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates

Class M Certificates:

Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates

Offered Certificates:

Class A2, Class A3, Class A4, Class A5 and Class M Certificates, except the Class M10 and Class M11 Certificates

Non-Offered Certificates:

Class A1, Class M10 and Class M11 Certificates

Retained Certificates:

Class R, Class X and Class P Certificates

Overcollateralization Target Amount:

For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier of (i) the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero after allocation of the principal collected on the Mortgage Loans and any Net Monthly Excess Cashflow and Net Swap Payments made by the Swap Provider required to maintain the Overcollateralization Target Amount (assuming for this purpose prior to the Stepdown Date) and (ii) the later of (A) the 37th Distribution Date and (B) the date that the credit enhancement percentage for the Class A Certificates is greater than or equal to 2x the initial Total Enhancement percentage for the Class A Certificates as set forth in the Credit Enhancement table included herein.

Credit Enhancement:

Overcollateralization Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:

For any Distribution Date will be the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal payments received during the related Prepayment Period) over (ii) the sum of the aggregate certificate principal balances of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trust and the Swap Termination Payment, if any, (unless the Swap Provider is the defaulting party under the Swap Agreement) over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:

Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by  excess interest and overcollateralization.  If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Class A, Class P and Class M Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period such excess (the “Realized Loss Amount”) will be allocated in the following order to the Class M11 Certificates, Class M10 Certificates, Class M9 Certificates, Class M8 Certificates, Class M7 Certificates, Class M6 Certificates, Class M5 Certificates, Class M4 Certificates, Class M3 Certificates, Class M2 Certificates and Class M1 Certificates. There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest.  However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from Net Monthly Excess Cashflow (including certain amounts received by the swap administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement, as long as the related class of Certificates is outstanding.

Net WAC Rate Cap:

Class A Certificates:  For the Class A Certificates related to a loan group, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans in the related loan group minus (y) a percentage, equal to a fraction, the numerator of which is equal to the portion of the Net Swap Payment and any Swap Termination Payment (unless the Swap Provider is the defaulting party) allocable to the related loan group made to the Swap Provider times 12 and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans.

Class M Certificates:  For the Class M Certificates, the per annum rate equal to the weighted average of the Net WAC Rate Caps for the Class A Certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates).

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.
Formula Rate:	For any Distribution Date and any class of Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.
Maximum Cap Rate:

Class A Certificates: For the Class A Certificates related to a loan group, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans in the related loan group plus (y) a percentage, equal to a fraction, the numerator of which is equal to the sum of the portion of the Net Swap Payment and any Swap Termination Payment (unless the Swap Provider is the defaulting party) allocable to the related loan group made by the Swap Provider times 12 and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans in that loan group.

Class M Certificates:  For the Class M Certificates, the per annum rate equal to the weighted average of the Maximum Cap Rates for the Class A Certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates).

Coupon Step-up:

On the Distribution Date after the first possible Optional Redemption Date, the margin on the Class A Certificates will double and the margin on the Class M Certificates will be equal to 1.5 times the original margin.

Net WAC Rate Carryover Amount:

For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap.  The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the swap administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period.  The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

The Swap Agreement Lower Bound and Upper Bound amounts are shown in the table titled “Swap Schedule” herein. The Swap Agreement notional amount is determined as follows:

(1)

if the aggregate principal balance of the Class A Certificates and Class M Certificates for the immediately preceding Distribution Date divided by a payment factor of 100.0000 is greater than the Lower Bound and less than the Upper Bound, the Swap Agreement notional amount will equal the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date.

(2)

if the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date is less than or equal to the Lower Bound, the Swap Agreement notional amount will equal the Lower Bound.

(3)

if the aggregate principal balance of the Class A Certificates and Class M Certificates divided by a payment factor of 100.0000 for the immediately preceding Distribution Date is greater than or equal to the Upper Bound, the Swap Agreement notional amount will equal the Upper Bound.

Under the Swap Agreement, the Trust shall be obligated to pay to the Swap Provider an amount equal to approximately [5.196%] (per annum) (30/360 accrual) on the product of (i) the Swap Agreement notional amount for the related period and (ii) a payment factor of 100.0000, and the Trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the product of (i) the Swap Agreement notional amount for the related period and (ii) a payment factor of 100.0000, accrued (on an actual/360 basis) during each Swap Agreement accrual period until the Swap Agreement is retired. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.  Payments under the Swap Agreement will begin on the Distribution Date in [December] 2006.  Unless earlier terminated, the Swap Agreement expires immediately following the Distribution Date occurring in [November] 2011.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the swap administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Interest Carry Forward Amount:

For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable to the Servicer or the Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Redemption); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Class A Principal Distribution Amount:

Prior to the Stepdown Date, or if a Trigger Event is in effect, each of the Class A Certificates will receive the principal collected on the related Mortgage Loans plus any Net Monthly Excess Cashflow and Net Swap Payments made by the Swap Provider required to maintain the Overcollateralization Target Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero.  On or after the Stepdown Date, if no Trigger Event is in effect, principal distributed on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the initial Total Enhancement percentage for the Class A Certificates as set forth in the Credit Enhancement table included herein, subject to a floor.

Principal distributions on the Group I Certificates will be allocated to the Class A1 Certificates until their certificate principal balances have been reduced to zero.

Principal distributions on the Group II Certificates will be allocated sequentially to the Class A2, Class A3, Class A4 and Class A5 Certificates, in that order, until the certificate principal balances thereof have been reduced to zero; provided however, that on any Distribution Date on or after which the Class M Certificates have been reduced to zero and the excess interest and overcollateralization is insufficient to cover realized losses on the mortgage loans related to the Group II Certificates, to the Class A2, Class A3, Class A4 and Class A5 Certificates, pro rata, based on certificate principal balance, until their certificate principal balances have been reduced to zero.

Notwithstanding the foregoing, if the aggregate certificate principal balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on subsequent Distribution Dates will be distributed pro rata to the group of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount or Mezzanine Principal Distribution Amount:

The Class M Certificates will not receive any principal payments prior to the Stepdown Date or if a Trigger Event is in effect.  On or after the Stepdown Date, if no Trigger Event is in effect, principal will be distributed on the Class M Certificates in the following order:  to the Class M1 Certificates, Class M2 Certificates and Class M3 Certificates, sequentially, such that the Class M1 Certificates, Class M2 Certificates and Class M3 Certificates will have at least [24.90%] credit enhancement, to the Class M4 Certificates such that the Class M4 Certificates will have at least [20.60%] credit enhancement, to the Class M5 Certificates such that the Class M5 Certificates will have at least [17.00%] credit enhancement, to the Class M6 Certificates such that the Class M6 Certificates will have at least [15.10%] credit enhancement, to the Class M7 Certificates such that the Class M7 Certificates will have at least [12.90%] credit enhancement, to the Class M8 Certificates such that the Class M8 Certificates will have at least [11.10%] credit enhancement, to the Class M9 Certificates such that the Class M9 Certificates will have at least [8.80%] credit enhancement, to the Class M10 Certificates such that the Class M10 Certificates will have at least [6.20%] credit enhancement and to the Class M11 Certificates such that the Class M11 Certificates will have at least [3.50%] credit enhancement.

If a Trigger Event is in effect, principal distributions will be made sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the certificate principal balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.
Delinquency Trigger Event:

If the percentage obtained by dividing  (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [33.68]% of the credit enhancement percentage (as defined in the term sheet supplement).

Cumulative Loss Test:

If the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the last day of the related due period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date –Update

Percentage

December 2008 – November 2009

[1.20%] for the first month, plus an additional 1/12th of [1.55%] for each month thereafter.

December 2009 – November 2010

[2.75%] for the first month, plus an additional 1/12th of [1.55%] for each month thereafter.

December 2010 – November 2011

[4.30%] for the first month, plus an additional 1/12th of [1.25%] for each month thereafter.

December 2011 – November 2012

[5.55%] for the first month, plus an additional 1/12th of [0.65%] for each month thereafter.

December 2012 – November 2013

[6.20%] for the first month, plus an additional 1/12th of [0.05%] for each month thereafter.

December 2013 and thereafter

[6.25%]

Payment Priority:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment owed to the Swap Provider, unless the Swap Provider is the defaulting party under the Swap Agreement, and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially, in numerical order beginning with the Class M1 Certificates.

From Available Funds, to pay principal on the Class A Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Class M Certificates in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal, an additional payment of principal in order to reduce the certificate principal balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, Unpaid Interest Shortfalls and Unpaid Realized Losses, in that order, sequentially to the Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, first to the Class A Certificates pro rata and then to the Class M Certificates, sequentially, in the same order of priority as described above, reimbursement for certain interest shortfalls, including shortfalls resulting from prepayments.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates pro rata and then to pay the Net WAC Rate Carryover Amount on the Class M Certificates sequentially, in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, Swap Termination Payments owed to the Swap Provider, if the Swap Provider is the defaulting party under the Swap Agreement.

From Net Monthly Excess Cashflow, if any, to pay the remaining amount to the Class X Certificates in accordance with the Pooling and Servicing Agreement.

From Net Swap Payments made by the Swap Provider:

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially, in numerical order beginning with the Class M1 Certificates.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A Certificates remaining unpaid pro rata and then to pay the Net WAC Rate Carryover Amount on the Class M Certificates remaining unpaid sequentially, in the same order of priority as described above.

From the Swap Account, to pay any principal first, on the Class A Certificates, pro rata, and second, on the Class M Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount to the extent unpaid; provided however, that the amounts distributable pursuant to this clause will not exceed the amount of cumulative Realized Losses since the Cut-Off Date.

From the Swap Account, to pay any unpaid Realized Losses remaining on the Class M Certificates, sequentially.

From the Swap Account, to the holders of the Class X Certificates, any remaining amounts.

ANNEX 1: THE MORTGAGE ORIGINATORS

Argent Mortgage Company, LLC and Ameriquest Mortgage Company

All of the Mortgage Loans were originated by Argent Mortgage Company, LLC (“Argent”) or Ameriquest Mortgage Company (“Ameriquest”, and Argent, each an “Originator” and together, for the purposes of this section only, the “Originators”).  The Originators provided the information in the following paragraphs.  Argent has been originating mortgage loans since January 2003.  Prior to January 2003, wholesale mortgage loans were originated through Ameriquest.  Ameriquest has been originating mortgage loans since 1979.

The following tables summarize the Originators originated one- to four-family residential mortgage loan origination and whole loan sales and securitization activity for the periods shown below.  Sales activity may include sales of mortgage loans purchased by the Originators from other loan originators.

Ameriquest Originations and Sales – 1-4 UNITS (Dollars in Thousands)
Year Ended December 31,	Six Months Ending June 30,
	2003	2004	2005	2006

Originations	$20,554,463	$35,438,393	$29,523,896	$5,203,114
Sales	$21,019,463	$32,601,896	$31,213,853	$7,371,101

Argent Originations and Sales – 1-4 UNITS (Dollars in Thousands)
Year Ended December 31,	Six Months Ending June 30,
	2003	2004	2005	2006

Originations	$21,140,156	$47,319,352	$45,935,261	$12,223,238
Sales	$16,461,828	$45,864,688	$43,303,444	$14,025,821

Underwriting Standards of the Originators

All of the Mortgage Loans were originated by the Originators generally in accordance with the underwriting criteria described below.

The Mortgage Loans were originated generally in accordance with guidelines (the “Underwriting Guidelines”) established by the Originators with one of the following income documentation types:  “Full Documentation”, “Limited Documentation” or “Stated Income”.  The Underwriting Guidelines are primarily intended to evaluate: (1) the applicant’s credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral.  On a case-by-case basis, the Originators may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the Risk Categories described below, warrants an exception to the requirements set forth in the Underwriting Guidelines.  Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant’s current address. It is expected that a substantial number of the Mortgage Loans to be included in the mortgage pool will represent such underwriting exceptions.

The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (1) the applicant’s credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.  The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

All of the Mortgage Loans originated by the Originators are based on loan application packages submitted directly or indirectly by a loan applicant to the Originators.  Each loan application package has an application completed by the applicant that includes information with respect to the applicant’s liabilities, income, credit history and employment history, as well as certain other personal information. The Originators also obtain (or the broker submits) a credit report on each applicant from a credit reporting company.  The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments.  If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

During the underwriting process, each Originator reviews and verifies the loan applicant’s sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines.  The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of the Originators or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property.  The Underwriting Guidelines permit loans with combined loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section).  The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

A.

Income Documentation Types

Full Documentation.  The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year’s income documentation (i.e., tax returns and/or W-2 forms and/or written verification of employment) for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated by Ameriquest) or bank statements for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated Ameriquest). The documentation required is specific to the applicant’s sources of income. The applicant’s employment and/or business licenses are generally verified.

Limited Documentation.  The Limited Documentation residential loan program is generally based on bank statements from the past 6 months (with respect to mortgage loans originated by Argent) or 12 months (with respect to mortgage loans originated by Ameriquest) supported by additional documentation provided by the applicant or current year to date documentation.  The applicant’s employment and/or business licenses are generally verified.

Stated Income.  The Stated Income residential loan program requires the applicant’s employment and income sources to be stated on the application.  The applicant’s income as stated must be reasonable for the related occupation in the loan underwriter’s discretion.  However, the applicant’s income as stated on the application is not independently verified.

B.

Property Requirements

Properties that are to secure mortgage loans have a valuation obtained by an appraisal performed by a qualified and licensed appraiser who is a staff appraiser or an independent appraiser who is in good standing with the related Originator’s in-house appraisal department.  Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Underwriting Guidelines.  Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home.  Every independent appraisal is reviewed by a representative of the applicable Originator or a fee appraiser before the mortgage loan is funded.  The Originators require that all mortgage loans have title insurance.  The Originators also require that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

Any dwelling unit built on a permanent chassis (including mobile homes) and attached to a permanent foundation system is a “manufactured home” for purposes of the related Originator’s guidelines.  Any of the following factors would make a manufactured home ineligible under the related Originator’s guidelines: manufactured homes located in a mobile home park or on leasehold land; manufactured homes built prior to 1977; manufactured homes with additions; manufactured homes not classified as real property; manufactured homes that have a foundation not acceptable to HUD standards; single wide mobile homes; and manufactured homes located in the following states: Delaware, Hawaii, Maryland, New Jersey, New York, Oklahoma, Rhode Island and Texas.  Other factory-built housing, such as modular, prefabricated, panelized, or sectional housing is not considered a “manufactured home” under the related Originator’s guidelines.

C.

Risk Categories

Under the Underwriting Guidelines, various Risk Categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan.  These Risk Categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio.  In general, higher credit risk mortgage loans are graded in Risk Categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such Risk Categories.

The Underwriting Guidelines have the following Risk Categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

Risk Categories - Argent Mortgage Company, L.L.C.*

	I	II	III	IV	V	VI
Mortgage History (Last 12 Months)	no lates	1 x 30	3 x 30	1 x 60	1 x 90	> 1 x 90
Bankruptcy or Foreclosure	none in last 36 months	none in last 36 months	none in last 24 months	none in last 12 months	not currently in	current(1)
FICO Score	Maximum LTV(2)
680	100%(5)	95%	95%	90%	80%	75%
650	100%(5)	95%	95%	90%	80%	75%
620	100%(5)	95%	95%	90%	80%	70%
600	100%(5)	95%	95%	90%	80%	70%
580	95%	95%	95%	90%	75%	70%
550	90%	90%	90%	90%	75%	70%
525	85%	85%	85%	80%	75%	70%
500	80%	80%	80%	80%	75%	70%
Maximum Debt Ratio(3)	50%	50%	50%	50%	50%	55%
Other Credit(4)	max $2,500 open major derogatory credit	max $2,500 open major derogatory credit	max $2,500 open major derogatory credit	max $5,000 open major derogatory credit

(1)

Maximum LTV for applicants currently in bankruptcy or foreclosure is 60%.

(2)

The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics:  non-owner occupancy and second homes.  LTV may be reduced up to 10% for each of the following characteristics: Stated Income documentation, three-to-four unit properties, manufactured homes and rural locations.

(3)

Debt ratios may be increased if the LTV ratio is decreased.  LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 95% may have a 50% debt ratio.

(4)

Open major derogatory credit may be increased if the LTV ratio is decreased. LTV equal to or less than 95% may have up to $2,500 open major derogatory credit. LTV equal to or less than 90% may have greater than $5,000 open derogatory credit.

(5)

LTV if originated under the Advantage Matrix Program (allows qualified applicants the ability to borrow up to 100% LTV on a first-lien) or CLTV if originated under the Combo Advantage Program (first lien and second lien mortgage loan closed simultaneously to allow applicants to borrow up to 100% combined CLTV).

*

Jumbo loans (over $500,000-$750,000) are only available for mortgagors providing Full Documentation.  In addition, the underwriting guidelines provide for lower maximum debt ratios and LTVs, no bankruptcies in the last 24 months, and mortgaged properties that are owner occupied.  Rural properties, manufactured homes and two -to -four unit properties are excluded.

Risk Categories – Ameriquest Mortgage Company(1)

Mortgage History (Last 12 Months)	no lates	1 x 30	3 x 30	1 x 60	1 x 90	1 x 120
FICO Score	Maximum LTV(2)
710+	95% - 8A	90% - 4A	90% - 2A	90% - A	75% - C	60% - C
680 – 709	95% - 7A	90% - 4A	90% - 2A	90% - A	75% - C	60% - C
660 – 679	90% - 6A	90% - 3A	90% - 2A	90% - A	75% - C	60% - C
640 – 659	90% - 5A	90% - 3A	90% - 2A	90% - A	75% - C	60% - C
620 – 639	90% - 4A	90% - 2A	90% - A	90% - A	75% - C	60% - C
600 – 619	90% - 3A	90% - 2A	90% - A	85% - B	60% - C	60% - C
580 – 599	90% - 2A	90% - A	90% - A	85% - B	60% - C	60% - D
550 – 579	90% - A	90% - A	90% - A	85% - B	60% - C	60% - D
520 – 549	85% - B	85% - B	85% - B	75% - C	60% - D	60% - D
500 – 519	75% - C	75% - C	75% - C	60% - D	60% - D	60% - D
Bankruptcy or Foreclosure	8A - 3A: 36 months 2A - A: 24 months B: 12 months	C: Not current D: Dismissed/discharged prior to closing
Maximum Debt Ratio(3)	8A - D: 55%

(1)

Interest-only loans may be subject to additional and differing requirements, including: a maximum debt ratio of 50%; no non- owner occupied properties; no rural properties; a maximum delinquent mortgage history of 3 x 30; no bankruptcies in the last 24 months; a maximum LTV ratio of 90%; a minimum FICO score of 620; and a minimum credit risk of 2A.

(2)

The maximum LTV referenced is for mortgagors providing Full Documentation.  The LTV will be reduced 5% for each of the following characteristics: non-owner occupancy and multi-unit properties.  The LTV will be reduced 10% for each of the following characteristics: Stated Income documentation, mobile/manufactured homes and properties in rural locations.

(3)

The maximum LTV will be reduced 5% for debt ratios exceeding 50% on mortgage loans qualifying under standard loan programs.

Regulatory Matters Concerning Ameriquest

On January 23, 2006, ACC Capital Holdings Corporation (“ACCCHC”), the parent company of Ameriquest Mortgage Company, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.) and Town and Country Credit Corporation (collectively, the “Affiliates”) and of Argent Mortgage Company, L.L.C., announced that it had entered into a settlement agreement with forty-nine states and the District of Columbia (the “States”).  The settlement was reached after representatives of the financial regulatory agencies and/or attorney general’s offices of many of the States raised concerns relating to the lending policies of the Affiliates; for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. ACCCHC has agreed on behalf of itself and the Affiliates to supplement several of its business practices and to submit itself to independent monitoring. Under the terms of the settlement agreement, ACCCHC agreed to pay $295 million toward restitution to borrowers and $30 million to cover the States’ legal costs and other expenses. In June 2005, ACCCHC recorded a provision of $325 million in its financial statements to reflect the expected settlement.

ANNEX 2: THE SERVICER

Select Portfolio Servicing, Inc.

Select Portfolio Servicing, Inc. (“SPS”) will act as a servicer of certain mortgage loans pursuant to the Pooling and Servicing Agreement.  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the securities.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors - Recent Developments Affecting SPS” in the prospectus supplement.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the Pooling and Servicing Agreement as described in this private placement memorandum.  In fact, the obligations of SPS to service the mortgage loans for certificate holders are governed by the provisions of the Pooling and Servicing Agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department.  Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department.  In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to the Stage One team, Stage Two associates also  identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.  Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates.

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department.  A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.  Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim.  SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by our Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

·

Print and mail services

·

Foreclosure and bankruptcy processing

·

Title processing

·

Tax payments and processing

·

Insurance payments and claims processing

·

Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

·

Payoff quote preparation

·

Property valuations for property preservation

·

Data integrity on newly boarded loan data

·

Validation of ARM changes

·

Forbearance preparation

·

REO invoice preparation

·

Escrow analysis

·

Junior lien analysis

·

Reconveyance processing

·

Back office research related to customer service

·

MERS loan tracking

·

Bankruptcy per-discharge audit

·

Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

·

Extending the new hire training period

·

Introducing a centralized call monitoring program

·

Increasing involvement of mid-senior level managers in the hiring process

·

Implemented new incentive plans based on a true balanced scorecard

·

Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

·

Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

·

Customizing training programs in support of material business process changes

·

Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

·

Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

·

Implementing automated underwriting for loss mitigation with escalated review of any denials

·

Implementing web-based technology for management of timeline processes

·

Implementing web-based imaging technology

Swap Schedule

Period	Lower Bound Notional ($)	Upper Bound Notional ($)	Period	Lower Bound Notional ($)	Upper Bound Notional ($)	Period	Lower Bound Notional ($)	Upper Bound Notional ($)
1	10,897,953.14	10,897,953.14	21	5,307,275.21	7,185,960.29	41	829,513.52	1,526,855.41
2	10,770,388.26	10,815,589.57	22	5,073,961.91	6,963,540.83	42	791,388.70	1,476,161.72
3	10,611,632.59	10,719,913.98	23	4,848,946.98	6,747,634.61	43	755,020.32	1,427,332.58
4	10,421,874.68	10,611,018.06	24	4,289,537.30	6,430,239.35	44	720,236.66	1,379,692.85
5	10,201,557.15	10,489,095.33	25	3,799,476.86	6,128,786.56	45	687,130.48	1,333,755.04
6	9,951,384.90	10,354,389.12	26	3,371,805.14	5,842,675.87	46	653,345.85	1,281,830.64
7	9,672,330.62	10,207,192.38	27	2,998,987.86	5,571,096.85	47	442,775.98	628,896.13
8	9,365,657.98	10,047,900.27	28	2,831,971.74	5,313,240.94	48	422,108.15	597,711.44
9	9,032,907.73	9,876,848.58	29	2,675,340.61	5,068,484.91	49	405,165.41	577,301.44
10	8,675,878.60	9,694,474.03	30	2,527,333.56	4,905,108.70	50	388,821.32	557,432.30
11	8,298,312.32	9,501,259.02	31	2,387,424.40	4,747,029.23	51	373,054.78	538,089.77
12	7,936,755.73	9,297,729.88	32	2,254,758.42	4,592,990.18	52	357,845.44	519,259.99
13	7,590,745.32	9,084,507.46	33	2,129,505.90	4,444,166.44	53	343,173.67	500,929.45
14	7,259,608.72	8,862,144.73	34	2,009,421.43	4,296,176.25	54	329,020.53	483,084.98
15	6,942,702.80	8,631,293.88	35	1,099,573.04	2,040,737.39	55	315,367.74	465,713.77
16	6,639,412.38	8,392,643.54	36	1,049,429.69	1,939,877.55	56	302,197.28	448,802.67
17	6,349,148.99	8,146,908.74	37	1,001,518.67	1,848,629.12	57	289,492.56	432,340.34
18	6,071,349.74	7,895,563.62	38	955,391.01	1,761,913.99	58	277,237.17	416,314.85
19	5,805,476.19	7,651,741.15	39	911,418.51	1,679,501.86	59	265,397.80	400,683.77
20	5,551,013.27	7,415,296.67	40	869,493.36	1,601,141.81	60	253,964.79	385,445.39

Bond Sensitivity Tables

To Call

Class A1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	20.12	4.54	2.75	2.20	1.33	1.18	1.06
Mod Durn	11.53	3.68	2.41	1.98	1.25	1.12	1.01
Principal Window	1 - 347	1 - 159	1 - 94	1 - 76	1 - 31	1 - 26	1 - 25

Class A2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	15.10	1.67	1.15	1.00	0.74	0.66	0.60
Mod Durn	9.82	1.56	1.09	0.96	0.71	0.63	0.58
Principal Window	1 - 261	1 - 37	1 - 24	1 - 22	1 - 16	1 - 14	1 - 12

Class A3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.87	3.66	2.24	2.00	1.49	1.29	1.13
Mod Durn	12.87	3.28	2.08	1.87	1.41	1.23	1.09
Principal Window	261 - 288	37 - 51	24 - 31	22 - 26	16 - 21	14 - 18	12 - 16

Class A4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	26.72	7.53	4.31	3.25	1.97	1.78	1.60
Mod Durn	13.79	5.99	3.75	2.91	1.85	1.68	1.51
Principal Window	288 - 347	51 - 156	31 - 91	26 - 74	21 - 26	18 - 24	16 - 23

Class A5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.90	13.23	7.81	6.31	2.33	2.07	1.96
Mod Durn	14.14	9.23	6.25	5.26	2.16	1.93	1.84
Principal Window	347 - 347	156 - 159	91 - 94	74 - 76	26 - 30	24 - 26	23 - 24

Class M1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	25.60	5.92	3.67	3.75	3.73	3.05	2.67
Mod Durn	13.42	4.96	3.27	3.34	3.33	2.77	2.45
Principal Window	286 - 326	52 - 95	39 - 56	41 - 50	40 - 48	33 - 39	29 - 34

Class M2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.25	10.84	6.35	5.18	3.99	3.24	2.82
Mod Durn	13.91	7.95	5.25	4.42	3.53	2.93	2.58
Principal Window	326 - 347	95 - 159	56 - 94	50 - 76	48 - 48	39 - 39	34 - 34

Class M3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.90	13.24	7.82	6.32	3.99	3.24	2.82
Mod Durn	13.98	9.18	6.23	5.24	3.52	2.92	2.57
Principal Window	347 - 347	159 - 159	94 - 94	76 - 76	48 - 48	39 - 39	34 - 34

Class M4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.06	8.76	5.20	4.45	3.39	2.78	2.46
Mod Durn	13.52	6.63	4.38	3.85	3.04	2.53	2.26
Principal Window	286 - 347	52 - 159	38 - 94	40 - 76	37 - 48	31 - 39	27 - 34

Class M5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.06	8.76	5.20	4.42	3.28	2.69	2.39
Mod Durn	13.48	6.62	4.37	3.82	2.95	2.45	2.20
Principal Window	286 - 347	52 - 159	38 - 94	39 - 76	36 - 48	29 - 39	26 - 34

Class M6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.06	8.76	5.20	4.40	3.22	2.64	2.34
Mod Durn	13.42	6.61	4.36	3.80	2.89	2.41	2.16
Principal Window	286 - 347	52 - 159	38 - 94	39 - 76	35 - 48	29 - 39	26 - 34

Class M7

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.06	8.76	5.19	4.40	3.18	2.60	2.34
Mod Durn	12.93	6.50	4.31	3.76	2.84	2.36	2.15
Principal Window	286 - 347	52 - 159	37 - 94	38 - 76	34 - 48	28 - 39	26 - 34

Class  M8

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.06	8.76	5.19	4.37	3.15	2.59	2.34
Mod Durn	12.41	6.38	4.25	3.70	2.80	2.34	2.14
Principal Window	286 - 347	52 - 159	37 - 94	38 - 76	33 - 48	28 - 39	26 - 34

Class M9

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.06	8.76	5.19	4.37	3.11	2.54	2.32
Mod Durn	11.23	6.08	4.12	3.60	2.70	2.26	2.08
Principal Window	286 - 347	52 - 159	37 - 94	38 - 76	33 - 48	27 - 39	25 - 34

Class M10

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.06	8.76	5.19	4.36	3.08	2.53	2.29
Mod Durn	10.91	6.00	4.08	3.57	2.66	2.24	2.05
Principal Window	286 - 347	52 - 159	37 - 94	37 - 76	32 - 48	26 - 39	25 - 34

Class M11

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.04	8.65	5.11	4.29	3.01	2.46	2.27
Mod Durn	10.91	5.96	4.04	3.52	2.62	2.19	2.03
Principal Window	286 - 347	52 - 159	37 - 94	37 - 76	31 - 48	26 - 39	25 - 34

Bond Sensitivity Tables

To Maturity

Class A1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	20.15	4.96	3.06	2.43	1.33	1.18	1.06
Mod Durn	11.54	3.84	2.58	2.12	1.25	1.12	1.01
Principal Window	1 - 358	1 - 317	1 - 224	1 - 176	1 - 31	1 - 26	1 - 25

Class A2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	15.10	1.67	1.15	1.00	0.74	0.66	0.60
Mod Durn	9.82	1.56	1.09	0.96	0.71	0.63	0.58
Principal Window	1 - 261	1 - 37	1 - 24	1 - 22	1 - 16	1 - 14	1 - 12

Class A3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	22.87	3.66	2.24	2.00	1.49	1.29	1.13
Mod Durn	12.87	3.28	2.08	1.87	1.41	1.23	1.09
Principal Window	261 - 288	37 - 51	24 - 31	22 - 26	16 - 21	14 - 18	12 - 16

Class A4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	26.72	7.53	4.31	3.25	1.97	1.78	1.60
Mod Durn	13.79	5.99	3.75	2.91	1.85	1.68	1.51
Principal Window	288 - 348	51 - 156	31 - 91	26 - 74	21 - 26	18 - 24	16 - 23

Class A5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.44	17.26	10.47	8.41	2.33	2.07	1.96
Mod Durn	14.24	10.82	7.74	6.57	2.16	1.93	1.84
Principal Window	348 - 358	156 - 304	91 - 204	74 - 162	26 - 30	24 - 26	23 - 24

Class M1

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	25.60	5.92	3.67	3.75	3.80	3.11	2.72
Mod Durn	13.42	4.96	3.27	3.34	3.38	2.82	2.50
Principal Window	286 - 326	52 - 95	39 - 56	41 - 50	40 - 53	33 - 44	29 - 38

Class M2

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	28.30	11.13	6.53	5.32	5.54	4.54	3.89
Mod Durn	13.92	8.08	5.36	4.51	4.68	3.95	3.44
Principal Window	326 - 352	95 - 195	56 - 117	50 - 93	53 - 89	44 - 73	38 - 62

Class M3

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	29.58	19.91	12.42	9.84	8.53	7.08	6.01
Mod Durn	14.10	11.70	8.74	7.40	6.65	5.74	5.02
Principal Window	352 - 357	195 - 289	117 - 191	93 - 150	89 - 124	73 - 104	62 - 88

Class M4

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.15	9.58	5.75	4.86	3.69	3.03	2.67
Mod Durn	13.54	6.96	4.68	4.11	3.27	2.73	2.43
Principal Window	286 - 356	52 - 257	38 - 162	40 - 128	37 - 86	31 - 71	27 - 60

Class M5

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.15	9.54	5.71	4.81	3.56	2.92	2.58
Mod Durn	13.50	6.93	4.66	4.07	3.16	2.64	2.36
Principal Window	286 - 356	52 - 247	38 - 154	39 - 122	36 - 81	29 - 67	26 - 57

Class M6

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.15	9.49	5.68	4.76	3.48	2.86	2.52
Mod Durn	13.44	6.90	4.64	4.03	3.09	2.58	2.31
Principal Window	286 - 355	52 - 236	38 - 145	39 - 115	35 - 76	29 - 63	26 - 53

Class M7

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.15	9.45	5.64	4.74	3.42	2.81	2.51
Mod Durn	12.95	6.76	4.56	3.98	3.02	2.52	2.28
Principal Window	286 - 355	52 - 229	37 - 140	38 - 111	34 - 73	28 - 60	26 - 51

Class M8

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.14	9.39	5.59	4.68	3.37	2.77	2.49
Mod Durn	12.42	6.61	4.47	3.89	2.96	2.48	2.26
Principal Window	286 - 354	52 - 219	37 - 134	38 - 106	33 - 70	28 - 57	26 - 49

Class M9

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.13	9.30	5.53	4.63	3.29	2.70	2.44
Mod Durn	11.24	6.26	4.30	3.75	2.83	2.38	2.18
Principal Window	286 - 354	52 - 210	37 - 127	38 - 101	33 - 66	27 - 54	25 - 46

Class M10

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.11	9.12	5.41	4.53	3.20	2.64	2.38
Mod Durn	10.92	6.12	4.20	3.67	2.75	2.32	2.12
Principal Window	286 - 352	52 - 196	37 - 117	37 - 94	32 - 61	26 - 50	25 - 43

Class M11

Fixed	0%	50%	85%	115%	150%	175%	200%
ARMs	0%	50%	85%	100%	150%	175%	200%
WAL	27.05	8.70	5.15	4.31	3.03	2.48	2.29
Mod Durn	10.91	5.98	4.06	3.53	2.63	2.20	2.04
Principal Window	286 - 349	52 - 173	37 - 103	37 - 82	31 - 53	26 - 43	25 - 38

Excess Spread (1)(2)

Period	Static LIBOR (%)	Forward LIBOR (%)	Period	Static LIBOR (%)	Forward LIBOR (%)
1	3.23	3.23	39	4.04	4.14
2	2.14	2.11	40	4.50	4.43
3	2.14	2.13	41	4.15	4.24
4	2.45	2.45	42	4.33	4.34
5	2.14	2.18	43	4.13	4.20
6	2.31	2.42	44	4.31	4.31
7	2.14	2.29	45	4.12	4.16
8	2.31	2.43	46	4.11	4.15
9	2.13	2.39	47	4.31	4.33
10	2.13	2.42	48	4.11	4.16
11	2.30	2.42	49	4.29	4.32
12	2.13	2.41	50	4.10	4.14
13	2.30	2.42	51	4.09	4.14
14	2.12	2.41	52	4.59	4.58
15	2.12	2.40	53	4.08	4.13
16	2.42	2.42	54	4.25	4.29
17	2.12	2.40	55	4.06	4.10
18	2.29	2.41	56	4.23	4.26
19	2.11	2.37	57	4.04	4.08
20	2.28	2.40	58	4.03	4.06
21	2.10	2.34	59	4.21	4.25
22	2.11	2.35	60	4.01	4.06
23	3.43	3.53	61	4.19	4.22
24	3.23	3.50	62	3.99	4.02
25	3.40	3.50	63	3.98	4.00
26	3.20	3.47	64	4.34	4.35
27	3.18	3.45	65	3.96	4.00
28	3.51	3.48	66	4.15	4.17
29	3.58	3.73	67	3.96	3.99
30	3.76	3.74	68	4.15	4.16
31	3.56	3.72	69	3.96	3.98
32	3.74	3.73	70	3.96	3.98
33	3.55	3.70	71	4.15	4.17
34	3.54	3.70	72	3.96	3.98
35	4.27	4.30	73	4.15	4.16
36	4.08	4.20	74	3.97	3.98
37	4.25	4.27	75	3.97	3.98
38	4.00	4.10	76	4.52	4.53

(1)

Assumes the pricing speed.

(2)

Calculated as (a) interest collections on the collateral (net of the Administrative Fee Rate and Net Swap Payments), less total interest on the

Certificates divided by (b) collateral balance as of the beginning period, times twelve.

Group I Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	24.04	39	16.71
2	22.35	40	17.41
3	22.36	41	17.12
4	22.68	42	17.38
5	22.41	43	17.09
6	22.52	44	17.34
7	22.42	45	17.04
8	22.51	46	16.98
9	22.41	47	14.67
10	22.40	48	14.27
11	22.49	49	14.58
12	22.39	50	14.22
13	22.47	51	14.20
14	22.37	52	15.23
15	22.36	53	14.35
16	22.54	54	14.65
17	22.34	55	14.29
18	22.42	56	14.59
19	22.32	57	14.22
20	22.40	58	14.18
21	22.30	59	14.69
22	22.29	60	14.32
23	23.33	61	11.58
24	23.17	62	11.19
25	23.26	63	11.17
26	23.09	64	11.92
27	23.04	65	11.13
28	23.43	66	11.48
29	23.44	67	11.09
30	23.56	68	11.44
31	23.39	69	11.05
32	23.50	70	11.03
33	23.34	71	11.38
34	23.31	72	10.99
35	17.44	73	11.34
36	17.07	74	10.95
37	17.20	75	10.93
38	16.83	76	12.08

(1)    Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received attributable to each related loan group. Assumes 1 month and 6 month LIBOR equal 20%.

Group II Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	23.68	39	16.94
2	22.06	40	17.66
3	22.07	41	17.46
4	22.36	42	17.73
5	22.12	43	17.42
6	22.22	44	17.69
7	22.13	45	17.38
8	22.21	46	17.32
9	22.12	47	15.15
10	22.11	48	14.73
11	22.18	49	15.05
12	22.09	50	14.68
13	22.17	51	14.66
14	22.07	52	15.74
15	22.07	53	14.77
16	22.23	54	15.09
17	22.05	55	14.71
18	22.12	56	15.03
19	22.03	57	14.65
20	22.10	58	14.62
21	22.01	59	15.10
22	22.00	60	14.71
23	23.34	61	11.99
24	23.18	62	11.58
25	23.27	63	11.57
26	23.10	64	12.35
27	23.06	65	11.53
28	23.45	66	11.90
29	23.61	67	11.50
30	23.73	68	11.87
31	23.56	69	11.47
32	23.68	70	11.45
33	23.51	71	11.82
34	23.49	72	11.42
35	17.68	73	11.78
36	17.28	74	11.38
37	17.42	75	11.37
38	17.05	76	12.57

(1)   Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received attributable to each related loan group. Assumes 1 month and 6 month LIBOR equal 20%.

Class M Effective Available Funds Cap (“AFC”)

Period	AFC (%) (1)	Period	AFC (%) (1)
1	23.80	39	16.86
2	22.16	40	17.58
3	22.17	41	17.34
4	22.47	42	17.61
5	22.22	43	17.30
6	22.32	44	17.56
7	22.23	45	17.26
8	22.31	46	17.20
9	22.22	47	14.98
10	22.21	48	14.57
11	22.29	49	14.89
12	22.19	50	14.52
13	22.27	51	14.50
14	22.18	52	15.56
15	22.17	53	14.62
16	22.34	54	14.94
17	22.15	55	14.57
18	22.23	56	14.88
19	22.13	57	14.50
20	22.21	58	14.47
21	22.11	59	14.96
22	22.10	60	14.57
23	23.33	61	11.85
24	23.17	62	11.45
25	23.26	63	11.43
26	23.10	64	12.20
27	23.05	65	11.39
28	23.44	66	11.76
29	23.55	67	11.36
30	23.67	68	11.72
31	23.50	69	11.33
32	23.62	70	11.31
33	23.45	71	11.67
34	23.43	72	11.27
35	17.59	73	11.63
36	17.21	74	11.24
37	17.34	75	11.22
38	16.97	76	12.40

(1)    Assumes 1 month and 6 month LIBOR instantaneously increases to a level beyond the highest maximum obtainable rate on the adjustable rate mortgage loans and is run at the Pricing Speed and includes all Net Swap Payments received. Assumes 1 month and 6 month LIBOR equal 20%.

BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate (“CDR”), and the related cumulative collateral loss, where the referenced Class first incurs a writedown. Calculations are run to maturity at forward LIBOR. Other assumptions incorporated include:

(1) prepayment speed is 115% PPC for Fixed Rate Mortgages and 100% PPC for Adjustable

Rate Mortgages,

(2) 40% loss severity, 50% loss severity, 60% loss severity,

(3) 12 month lag from default to loss,

(4) no overcollateralization stepdown,

(5) trigger events are always in effect, and

(6) 100% advancement of principal and interest.

Forward LIBOR
40% Loss Severity	50% Loss Severity	60% Loss Severity
	CDR Break %	Cum Loss %	CDR Break %	Cum Loss %	CDR Break %	Cum Loss %
Class M1	30.45	21.96	22.47	22.60	17.80	23.04
Class M2	22.28	17.97	16.90	18.49	13.60	18.84
Class M3	20.26	16.84	15.47	17.32	12.51	17.65
Class M4	17.16	14.96	13.24	15.37	10.78	15.67
Class M5	14.76	13.37	11.48	13.74	9.40	14.01
Class M6	13.54	12.52	10.58	12.86	8.68	13.10
Class M7	12.13	11.48	9.52	11.79	7.83	12.01
Class M8	10.96	10.59	8.63	10.87	7.12	11.06
Class M9	9.46	9.39	7.48	9.62	6.19	9.79
Class M10	7.92	8.08	6.30	8.29	5.23	8.43
Class M11	6.75	7.04	5.40	7.23	4.50	7.36

Credit Suisse Team

	NAME	PHONE EXTENSION
Asset Finance:	Banking
	Boris Grinberg	(5-4375)
	Lloyd Brown	(5-4968)
	Plern Bonython	(6-0540)
	Julian Torres	(5-2940)

Structuring
	Kashif Gilani	(5-8697)

Collateral
	Rotimi Akeredolu	(6-5587)
	Harry Jao	(6-3549)
	Ivan Karaivanov	(6-1636)

Asset-Backed Syndicate:	Tricia Hazelwood	(5-8549)
	Melissa Simmons	(5-8549)
	James Drvostep	(5-8549)
	Garrett Smith	(5-8549)

RATING AGENCY CONTACTS

	NAME	PHONE NUMBER
Standard & Poor’s:	Michael Gleeson	(212) 438-3902
Fitch:	Christine Yan	(212) 908-0838
Moody’s:	Cecilia Lam	(415) 274-1727
DBRS:	Adler Salomon	(212) 806-3255